UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 28, 2008

(Date of Report: Date of earliest event reported)

W Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware                               000-24520                             04-3021770

(State or other jurisdiction  (Commission File Number)  (IRS Employer ID No.)

of incorporation)

5092 South Jones Boulevard, Las Vegas, Nevada 89118

(Address of principal executive office)

Registrant's telephone number, including area code: (702) 967-6000

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17      CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17

     CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the

     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the

     Exchange Act (17 CFR 240.13e-4(c)).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates”, “believes”, “estimates”, “expects”, “plans”, “projects”, “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On January 28, 2008, W Technologies, Inc. received a Notice of Default and Reservation of Rights from CSI Business Finance, Inc.   The Notice of Default relates to promissory notes and the notes amendments entered into between the Company and CSI Business Finance, Inc.  The notice was triggered by the Company’s inability to make the most recent payment on the notes to CSI Business Finance, Inc. of $91,304.   The Company has been hopeful it could negotiate a withdraw of the notice of default and restructure the payment terms on the notes.  Although progress is being made in restructuring payments, a definitive agreement has not been reached and there can be no assurance a definitive agreement can be reached.  If the Company cannot reach a restructuring of the notes, which have an outstanding balance of approximately $456,522, the Company may have to seek bankruptcy protection.  Management is presently meeting with bankruptcy counsel to determine the best course of action if a restructuring of the notes cannot be reached.  At this time, no decisions have been made on the direction the Company will take if the notes cannot be restructured.

If the notes are not brought current by February 25, 2008, CSI will be able to execute on its collateral which consist of shares of Betbroker.  Additionally, CSI was provided 500,000,000 shares of the Company’s common stock as collateral on the note.  If the notes cannot be restructured or brought current, CSI would have the right to assume the shares of common stock effectively giving CSI control of the Company.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Winning Edge International, Inc.

By: __/s/_____________________________

Date: February 5, 2008

      Wayne Allyn Root